                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

                               FREEMARKETS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                            [FREEMARKETS, INC. LOGO]

                               FREEMARKETS, INC.
                               FREEMARKETS CENTER
                                210 SIXTH AVENUE
                         PITTSBURGH, PENNSYLVANIA 15222

                                                                  APRIL 18, 2002

Dear Fellow Stockholder:

     You are cordially invited to attend the 2002 Annual Meeting of Stockholders (the "Annual Meeting") of FreeMarkets, Inc. to be held at the Omni William Penn Hotel at 530 William Penn Place, Pittsburgh, Pennsylvania 15219 on Tuesday, May 21, 2002, at 9:00 a.m.

     Details of the business to be conducted at the Annual Meeting are described in the accompanying Notice of Annual Meeting and Proxy Statement. Please read them carefully.

     It is important that your shares be represented at the Annual Meeting, whether or not you attend the meeting and regardless of the number of shares you own. Whether or not you plan to attend, you can ensure that your shares are represented and voted at the Annual Meeting by promptly completing, signing, dating and returning the enclosed proxy card in the envelope provided. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so by voting in person at the meeting.

     We look forward to seeing you on May 21, 2002.

                                             Sincerely,

                                          /s/ Glen T. Meakem
                                                      Glen T. Meakem
                                               Chief Executive Officer and
                                                  Chairman of the Board

                               FREEMARKETS, INC.

                               FREEMARKETS CENTER
                                210 SIXTH AVENUE
                         PITTSBURGH, PENNSYLVANIA 15222
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 21, 2002
                            ------------------------

     The Annual Meeting of Stockholders (the "Annual Meeting") of FreeMarkets, Inc. will be held at 9:00 a.m., local time, on May 21, 2002 at the Omni William Penn Hotel, 530 William Penn Place, Pittsburgh, Pennsylvania 15219 for the following purposes:

             1. To elect two persons to serve as Class III directors for a three-year term expiring at the Annual Meeting of Stockholders in 2005 and until their respective successors are duly elected and qualified; and

             2. To transact such other business as may properly come before the Annual Meeting and any and all adjournments and postponements thereof.

     Our Board of Directors has fixed the close of business on April 3, 2002 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

     Our Board of Directors is soliciting the enclosed proxy. Please read the accompanying Proxy Statement carefully for further information regarding the business to be conducted at the Annual Meeting.

     We will make available, for at least ten days before the Annual Meeting, during normal business hours, a complete list of the stockholders entitled to vote at the Annual Meeting. You may examine the list for any purpose germane to the Annual Meeting. The list will be available at our offices, located in FreeMarkets Center, 210 Sixth Avenue, Pittsburgh, Pennsylvania 15222.

     Whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy card promptly. You are cordially invited to attend the Annual Meeting in person. Returning the enclosed proxy card will not affect your right to revoke your proxy or to vote in person if you do attend the Annual Meeting.

                                          By order of the Board of Directors,

                                          /s/ Joan S. Hooper

                                          JOAN S. HOOPER
                                          Executive Vice President,
                                          Chief Financial Officer, Secretary and
                                          Treasurer
Pittsburgh, Pennsylvania
April 18, 2002

                            YOUR VOTE IS IMPORTANT,
            NO MATTER HOW MANY SHARES YOU OWNED ON THE RECORD DATE.

     PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD, DATE AND SIGN IT, AND RETURN IT IN THE ENVELOPE PROVIDED, WHICH IS ADDRESSED FOR YOUR CONVENIENCE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE COMPANY OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN VOTING YOUR PROXY PROMPTLY.

                               FREEMARKETS, INC.
                               FREEMARKETS CENTER
                                210 SIXTH AVENUE
                         PITTSBURGH, PENNSYLVANIA 15222
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 21, 2002

                              GENERAL INFORMATION

     We are furnishing this Proxy Statement to stockholders of FreeMarkets, Inc., a Delaware corporation ("FreeMarkets" or the "Company"), in connection with the solicitation of proxies by our Board of Directors for use at our 2002 Annual Meeting of Stockholders (the "Annual Meeting"). The Annual Meeting will be held at 9:00 a.m., local time, on May 21, 2002 at the Omni William Penn Hotel, 530 William Penn Place, Pittsburgh, Pennsylvania 15219 for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders ("Notice"). We are mailing this Proxy Statement and the enclosed proxy card on or about April 18, 2002.

                    VOTING RIGHTS, PROXIES AND SOLICITATION

     Our Board of Directors has fixed the close of business on April 3, 2002 (the "Record Date") as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. As of the close of business on the Record Date, there were 41,288,250 shares of our common stock, par value $0.01 per share ("Common Stock"), outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on each matter properly brought before the Annual Meeting.

     Holders of a majority of the outstanding shares of our Common Stock entitled to vote on the Record Date must be present in person or represented by proxy to constitute a quorum. Proxies marked as abstaining and proxies returned by brokers as "non-votes" because they have not received voting instructions from the beneficial owners of the shares will be treated as shares present for purposes of determining the presence of a quorum.

     You can vote your shares at the Annual Meeting only if you are present in person or represented by proxy. Whether or not you are able to attend the Annual Meeting, the Company urges you to complete and submit the enclosed proxy. The shares represented by your proxy will be voted at the Annual Meeting in accordance with your instructions. If you do not specify any instructions, the shares represented by your proxy will be voted FOR both of the nominees chosen by our Board of Directors. An inspector of election appointed by our Board of Directors will tabulate the votes at the Annual Meeting.

     You have the power to revoke your proxy at any time before the proxy is exercised. You may revoke your proxy by sending a written notice of revocation, or submitting another properly executed proxy showing a later date, to our Secretary at our principal executive offices at FreeMarkets Center, 210 Sixth Avenue, Pittsburgh, Pennsylvania 15222. You may also revoke your proxy by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

     The Company will bear the cost of the solicitation of proxies for use at the Annual Meeting. In addition to solicitation by mail, regular employees of the Company may solicit proxies from stockholders by telephone, facsimile, e-mail or in person. We will ask brokerage houses and other nominees, custodians, and fiduciaries to forward proxy soliciting material and our 2001 Annual Report to Stockholders to the beneficial owners of the shares of our Common Stock held of record by them, and we will reimburse these record holders for their reasonable out-of-pocket expenses incurred in doing so.

                             ELECTION OF DIRECTORS

     We will elect two directors at the Annual Meeting. Under our Certificate of Incorporation and Bylaws, the members of the Board are divided into three classes, designated Class I, Class II, and Class III. The term of the Class III directors will expire at the Annual Meeting. The term of the Class I and Class II directors will expire at the 2003 and 2004 Annual Meetings of Stockholders, respectively. At each Annual Meeting, the directors elected to succeed those whose terms expire are of the same class as the directors they succeed and are elected for a term to expire at the third Annual Meeting of Stockholders after their election and until their successors are duly elected and qualified.

     The two nominees for election this year as Class III directors for a three-year term expiring at the 2005 Annual Meeting are Glen T. Meakem and David
J. Becker, each of whom is presently a member of the Board. Both nominees have consented to be named as nominees and to serve if elected.

     In the election, the two persons who receive the highest number of votes will be elected. Unless you withhold authority to vote for these persons, the proxies named in the proxy card intend to vote FOR the election of the two nominees listed above. If on the date of the Annual Meeting either or both of the nominees are for any reason not available to serve, your proxy will be voted for the election of such substitute nominee or nominees as the Board shall designate.

     Set forth below is certain information with regard to both of the nominees for election as Class III directors and each continuing Class I and Class II director.

                                              DIRECTOR              PRINCIPAL OCCUPATION OR
                   NAME                        SINCE             EMPLOYMENT; DIRECTORSHIPS; AGE
                   ----                       --------    --------------------------------------------
Nominees for a term expiring in 2005 (Class III):

Glen T. Meakem............................      1995      Chief Executive Officer and Chairman of the
                                                          Board of the Company since 1995; President
                                                          of the Company from 1995 to 2000; Manager in
                                                          the Corporate Business Development Group of
                                                          General Electric Co. (a diversified
                                                          industrial corporation) from 1994 to 1995;
                                                          Associate with McKinsey & Company (a leading
                                                          global strategic consulting firm) from 1992
                                                          to 1994); Age 38

David J. Becker...........................      2000      President of the Company since 2000 and
                                                          Chief Operating Officer of the Company since
                                                          1998; Executive Vice President of the
                                                          Company from 1998 to 2000; Vice President of
                                                          Market Making of the Company from 1996 to
                                                          1998; key financial and management positions
                                                          with Dole Fresh Fruit International, Ltd. (a
                                                          division of Dole Food Company, Inc., a
                                                          producer and marketer of fresh fruit and
                                                          vegetables) from 1992 to 1996; Age 38

                                              DIRECTOR              PRINCIPAL OCCUPATION OR
                   NAME                        SINCE             EMPLOYMENT; DIRECTORSHIPS; AGE
                   ----                       --------    --------------------------------------------
Directors serving a term expiring in 2003 (Class I):

Thomas J. Meredith........................      1999      Mr. Meredith is currently chief executive
                                                          officer of MFI Capital (the Meredith
                                                          family's private investment firm); Managing
                                                          Director of Dell Ventures and Senior Vice
                                                          President of Business Development and
                                                          Strategy for Dell Computer Corporation from
                                                          2000 to 2001; Senior Vice President and
                                                          Chief Financial Officer for Dell from 1992
                                                          to 2000. Director of Divine, Inc., Tipping
                                                          Point, Inc. and several private portfolio
                                                          companies; Age 51

David A. Noble............................      1999      Independent private equity and venture
                                                          capital investor; Managing director of Koch
                                                          Ventures Incorporated (the venture capital
                                                          investment arm of Koch Industries,
                                                          Incorporated) in 2001; General Partner of
                                                          Stolberg Equity Partners LLC (a private
                                                          equity investment fund) from 1997 through
                                                          2000; Principal of and other executive
                                                          positions with McKinsey & Company from 1985
                                                          to 1997; Age 42

Directors serving a term expiring in 2004 (Class II):

Dr. Eric C. Cooper........................      1999      Distinguished Service Professor, Computer
                                                          Science Department, of Carnegie Mellon
                                                          University since 1999; Chairman of the Board
                                                          of FORE Systems, Inc. (a developer of
                                                          enterprise and service provider network
                                                          equipment) from 1990 to 1999; Chief
                                                          Executive Officer of FORE Systems, Inc. from
                                                          1990 to 1998; Age 43

Raymond J. Lane...........................      2001      General Partner, Kleiner Perkins Caufield &
                                                          Byers (a private venture firm) since 2000;
                                                          President and Chief Operating Officer of
                                                          Oracle Corporation (an enterprise software
                                                          and services company) from 1996 to 2000;
                                                          Executive Vice President of Oracle and
                                                          President of Worldwide Operations from 1993
                                                          to 1996. Director of SeeBeyond Technology
                                                          Corporation, Marimba, Quest Software, Asera,
                                                          Elance, Valdero, Sheer Networks and Enigma.
                                                          Also serves as trustee of Carnegie Mellon
                                                          University and foundation board member of
                                                          West Virginia University; Age 55.

VOTE REQUIRED

     Only affirmative votes are counted in the election of directors. Under applicable Delaware law and our Bylaws, directors are to be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Annual Meeting. Accordingly, the two nominees for election as directors who receive the highest number of votes actually cast will be elected. Broker non-votes will be treated as shares that neither are capable of being voted nor have been voted and, accordingly, will have no effect on the outcome of the election of directors.

 THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES LISTED ABOVE.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     Our Board of Directors held 8 meetings in 2001. The Board also took action by unanimous written consent on 4 occasions during the year. Each incumbent director attended at least 75% of the total number of meetings of the Board and the committees on which he served during 2001. The Board has two principal committees, a Compensation Committee and an Audit Committee.

     Our Compensation Committee reviews and recommends to the Board the compensation and benefits of our executives officers, administers our stock option plans and establishes and reviews general policies relating to compensation and benefits of our employees. The Compensation Committee met two times in 2001 and took action by unanimous written consent on three occasions. Its current members are Mr. Noble, as Chairman, and Dr. Cooper.

     Our Audit Committee is responsible for reviewing our internal accounting procedures and consults with and reviews the services provided by PricewaterhouseCoopers LLP, our independent accountants ("PricewaterhouseCoopers"). The Audit Committee met five times in 2001. Its current members are Mr. Meredith, as Chairman, Dr. Cooper, and Mr. Noble. Each member of the Audit Committee is an "independent director" as defined in Rule 4200(a)(15) of the National Association of Securities Dealers, Inc. listing standards.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth information regarding the beneficial ownership of the Company's Common Stock as of March 1, 2002 held by each person who is known by the Company to have been the beneficial owner of more than five percent of the Company's Common Stock on such date, by our Chief Executive Officer and the Named Executive Officers listed in the Summary Compensation Table below, our directors and by all directors and executive officers of the Company as a group (based on 41,143,528 shares of Common Stock outstanding as of such date).

                                                               BENEFICIAL OWNERSHIP
                                                                 OF COMMON STOCK
                                                              ----------------------
                                                               NUMBER       PERCENT
BENEFICIAL OWNER                                              OF SHARES     OF CLASS
----------------                                              ---------     --------
Glen T. Meakem..............................................  2,484,000(1)    5.93%
David J. Becker.............................................    382,756(2)       *
Joan S. Hooper..............................................    106,300(3)       *
David H. McCormick..........................................     81,873(4)       *
William Blair...............................................     99,533(5)       *
Dr. Eric C. Cooper..........................................     69,391(6)       *
Raymond J. Lane.............................................    583,333(7)       *
Thomas J. Meredith..........................................    517,329(8)       *
David A. Noble..............................................    112,699(9)       *
United Technologies Corporation.............................  2,078,983(10)   5.05%
  One Financial Plaza
  Hartford, Connecticut 06101
Amerindo Investment Advisors, Inc. .........................  2,821,153(11)   6.86%
  One Embarcadero Centre, Ste 2300
  San Francisco, CA 94111
FMR Corp. ..................................................  2,280,450(12)   5.54%
  82 Devonshire Street
  Boston, MA 02109
All directors and executive officers as a group.............  4,337,681(13)   9.98%

---------------

 *  Less than 1%.

 (1) Includes 1,448,200 shares held by a limited partnership controlled by Mr. Meakem, 28,000 shares held by a charitable foundation controlled by Mr. Meakem, and 717,000 shares which may be acquired by April 30, 2002 (i.e., within 60 days of March 1, 2002) pursuant to the exercise of options.

 (2) Includes 65,000 shares held by a limited partnership controlled by Mr. Becker and 266,312 shares which may be acquired by April 30, 2002 pursuant to the exercise of options.

 (3) Includes 105,000 shares which may be acquired by April 30, 2002 pursuant to the exercise of options.

 (4) Includes 80,500 shares which may be acquired by April 30, 2002 pursuant to the exercise of options.

 (5) Includes 67,000 shares which may be acquired by April 30, 2002 pursuant to the exercise of options.

 (6) Includes 12,499 shares which may be acquired by April 30, 2002 pursuant to the exercise of options.

 (7) Consists of 583,333 shares which may be acquired by April 30, 2002 pursuant to the exercise of options.

 (8) Includes 458,329 shares which may be acquired by April 30, 2002 pursuant to the exercise of options.

 (9) Includes 42,499 shares which may be acquired by April 30, 2002 pursuant to the exercise of options.

(10) These shares are held of record by Nevada Bond Investment Corp. II, a wholly owned subsidiary of United Technologies Corporation. United Technologies Corporation has the power to control Nevada Bond Investment Corp. II and therefore shares with that entity voting and investment power with respect to these shares. The share information is based on information is based on information contained in a Schedule 13G filed with the SEC by this stockholder on January 21, 2000.

(11) Consists of: (i) 2,334,400 shares as to which Amerindo Investment Advisors Inc., a California corporation ("Amerindo California"), Alberto W. Vilar and Gary A. Tanaka share voting and investment power; and (ii) 486,753 shares as to which Amerindo Investment Advisors, Inc., a Panama corporation ("Amerindo Panama"), Alberto W. Vilar and Gary A. Tanaka share voting and investment power. Messrs. Vilar and Tanaka are the shareholders and directors of Amerindo California and Amerindo Panama. This information is based on the Schedule 13G filed jointly with the SEC by Amerindo California, Amerindo Panama and Messrs. Vilar and Tanaka on February 15, 2002.

(12) FMR Corp. has sole voting power and power to dispose of or direct the disposition of 2,280,450 shares. Based on information contained in a
     Schedule 13G filed with the SEC by FMR Corp. on February 14, 2002.

(13) See notes (1) through (9).

SECTION 16 REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and persons who own more than ten percent of a registered class of our equity securities to file with the SEC within specified due dates reports of ownership and reports of changes in ownership of the Common Stock and our other equity securities. These persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based on reports and written representations furnished to us by these persons, we believe that all of our directors and executive officers complied with these filing requirements in 2001, except for Mr. Noble who filed late two Forms 4 with respect to the sale of 10,000 shares and 4,200 shares in August 2001 and December 2001, respectively, Ms. Hooper who filed late one Form 4 with respect to the sale of 500 shares in May 2001, Mr. Meakem who filed late one Form 4 with respect to the sale of a total of 145,000 shares in ten separate transactions in October 2001, and Mr. McCormick who filed late one Form 4 with respect to the sale of 2,900 shares in December 2001.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth the compensation earned by our Chief Executive Officer and the three other individuals who were serving as executive officers as of December 31, 2001 for services rendered in all capacities to the Company and its subsidiaries for each of the last three fiscal years, and one additional individual who was no longer serving as an executive officer as of December 31, 2001. The individuals included in the table are collectively referred to as the "Named Executive Officers."

                           SUMMARY COMPENSATION TABLE

                                                                       LONG-TERM
                                                                      COMPENSATION
                                                                      ------------
                                            ANNUAL COMPENSATION        SECURITIES
                                         --------------------------    UNDERLYING     ALL OTHER
NAME AND PRINCIPAL POSITION              YEAR    SALARY     BONUS       OPTIONS      COMPENSATION
---------------------------              ----   --------   --------   ------------   ------------
Glen T. Meakem.........................  2001   $356,250   $225,000(1)   100,000       $    --
  Chief Executive Officer..............  2000   $300,000   $ 90,000          --             --
     and Chairman of the Board.........  1999   $283,333   $ 25,000     800,000             --

David J. Becker........................  2001   $307,000   $195,000(1)   100,000       $   750(2)
  President and Chief Operating
     Officer...........................  2000   $250,000   $ 75,000          --             --
                                         1999   $236,667   $ 20,000     200,000             --

Joan S. Hooper.........................  2001   $268,750   $165,000(1)   180,000       $    --
  Executive Vice President,............  2000   $233,333   $ 75,000          --             --
     Chief Financial Officer,..........  1999   $ 68,366   $ 25,000     225,000        $30,000(4)
     Secretary and Treasurer(3)

David H. McCormick.....................  2001   $243,750   $150,000(1)   280,000       $    --
  Executive Vice President, World
     Wide..............................  2000   $197,917   $ 68,000     100,000             --
     Commercial Operations(5)..........  1999   $ 13,538         --     120,000        $10,000(4)

William Blair..........................  2001   $237,500   $ 50,000(1)    80,000       $ 4,500(2)
  Chief Technology Officer(6)..........  2000   $162,500   $ 60,000      50,000             --

---------------

(1) Represents a performance bonus paid in March 2002 for services rendered in 2001.

(2) Represents a patent bonus.

(3) Ms. Hooper joined FreeMarkets on September 13, 1999.

(4) Represents a signing bonus.

(5) Mr. McCormick joined FreeMarkets on December 2, 1999.

(6) Mr. Blair ceased to be an executive officer of the Company within the meaning of Rule 3b-7 promulgated under the Securities Exchange Act of 1934, as amended, on May 16, 2001.

OPTION GRANTS

     The following table sets forth certain information regarding options granted during 2001 to the Named Executive Officers. No stock appreciation rights were granted in 2001

                           OPTION GRANTS DURING 2001

                                                                                       POTENTIAL REALIZABLE
                                                                                         VALUE AT ASSUMED
                               NUMBER       PERCENTAGE OF                                 ANNUAL RATES OF
                            OF SECURITIES   TOTAL OPTIONS                            STOCK PRICE APPRECIATION
                             UNDERLYING      GRANTED TO     EXERCISE                   FOR OPTION TERM($)(2)
                               OPTIONS      EMPLOYEES IN      PRICE     EXPIRATION   -------------------------
NAME                           GRANTED         2001(1)      PER SHARE      DATE          5%            10%
----                        -------------   -------------   ---------   ----------   -----------   -----------
Glen T. Meakem............     100,000           3.1%        $17.50       1/8/11      1,100,566     2,789,049
David J. Becker...........      80,000           2.5%        $17.50       1/8/11        880,452     2,231,239
                                20,000           0.6%        $17.50       1/8/11        220,114       557,810
Joan S. Hooper............      80,000           2.5%        $17.50       1/8/11        880,452     2,231,239
                               100,000           3.1%        $13.26      6/19/11        833,914     2,113,303
David H. McCormick........      80,000           2.5%        $17.50       1/8/11        880,452     2,231,239
                               200,000           6.1%        $13.26      6/19/11      1,667,829     4,226,605
William Blair.............      80,000           2.5%        $17.50       1/8/11        880,452     2,231,239

---------------

(1) Based on 3,262,400 options granted to all employees during 2001.

(2) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the SEC. Our actual stock price appreciation over the 10-year option term will likely differ from these assumed annual rates. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

OPTION EXERCISES

     The following table sets forth as to the Named Executive Officers information with respect to (i) the number of shares received upon the exercise of options, (ii) the aggregate dollar value realized upon exercise, (iii) the total number of shares underlying unexercised options held at the end of 2001, and (iv) the aggregate dollar value of in-the-money unexercised options held at the end of 2001.

              OPTION EXERCISES IN 2001 AND YEAR END OPTION VALUES

                                                       NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                      UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS AT
                          SHARES                      OPTIONS AT YEAR END(#)            YEAR END($)(1)
                        ACQUIRED ON      VALUE      ---------------------------   ---------------------------
NAME                    EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                    -----------   -----------   -----------   -------------   -----------   -------------
Glen T. Meakem........         --             --      712,000       1,316,000     11,577,764     22,221,772
David J. Becker.......    167,938      3,288,056      340,062         467,000      6,670,012      7,482,574
Joan S. Hooper........      5,000         34,100      101,000         299,000        882,970      2,723,030
David H. McCormick....         --             --       76,500         423,500        543,680      3,216,320
William Blair.........         --             --       54,000         146,000        540,820      1,070,030

---------------

(1) Based on the closing price per share of the Common Stock on the Nasdaq National Market on December 31, 2001, less the exercise price per share.

EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

     All of our executive officers serve at the discretion of the Board of Directors.

     If we experience a change in control, certain of the outstanding options held by the Named Executive Officers that were not previously vested will immediately vest. As of the Record Date, the minimum number of options held by our Named Executive Officers that could vest under this provision is as follows:
Mr. Meakem -- 618,000; Mr. Becker -- 186,000; Ms. Hooper -- 67,500; Mr.
McCormick -- 79,750; and Mr. Blair -- 36,500. In addition, if the acquiror in any change in control fails to provide substitute options to replace the outstanding options held by these executive officers, then all outstanding options not previously vested would vest upon the change in control.

     Generally, a change in control would include:

          - an acquisition of more than 50% of the combined voting power of all our outstanding securities;

          - a merger where, following the transaction, our stockholders own 50% or less of the voting securities of the surviving corporation;

          - our liquidation or the sale of substantially all of our assets; or

          - individuals who currently form a majority of our Board of Directors ceasing to be a majority, unless the new directors are nominated for election by our current Board or their nominated successors.

     On January 2, 2001, the Board of Directors amended and restated the stock incentive plan to eliminate the provision which provided for the automatic acceleration of 50% of unvested options and the lapse of restrictions with respect to 50% of shares of restricted stock upon a change of control. The amendment does not affect options previously granted under the plan prior to January 2, 2001.

     In June 2000, we agreed to guarantee a residential mortgage obligation in the amount of $707,763 on behalf of Scott D. Grimes, our former Senior Vice President of Business Development. The agreement provided that, upon resignation of his employment, Mr. Grimes would cause the mortgage to be paid in such amount that the Company would be released from its guarantee within three months from the date of resignation. Mr. Grimes resigned from the Company in June 2001. The Company extended the period which Mr. Grimes could cause the Company to be released from the guarantee until May 31, 2002.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Neither of the members of our Compensation Committee has ever been an officer or employee of FreeMarkets. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

COMPENSATION OF DIRECTORS

     We reimburse our directors for travel and lodging expenses in connection with attendance at Board and committee meetings. All of our directors, including non-employee directors, are eligible to receive options under our Amended and Restated Stock Incentive Plan.

     In February 2001, we granted options to purchase 1,000,000 shares of Common Stock to each of Mr. Lane and Mr. Meredith. These options vest in 24 equal monthly installments, provided that Mr. Lane or Mr. Meredith, as applicable, is serving as a member of the Board of Directors on the applicable vesting dates. We granted the option to Mr. Lane in consideration of his service on the Board and his agreement to stand for reelection at the Annual Meeting and, if reelected, to serve as a Class II director with a term expiring at the 2004 Annual Meeting. We granted the option to Mr. Meredith in consideration of his agreement to stand for reelection at the 2003 Annual Meeting and, if reelected, to serve for a term expiring at the 2006 Annual Meeting, and to continue in his capacity as chairman of the Audit Committee during his entire term of service on the Board if requested to do so. In January 2002, Mr. Meredith voluntarily returned to the Company 541,671 options, which constituted all of the options granted to him in 2001 which were unvested as of January 30, 2002. Mr. Meredith's agreement to continue as a member of the Board and as Chairman of the Audit Committee remains unchanged.

     In February 2001, we granted options to purchase 30,000 shares of Common Stock to each of Dr. Cooper and Mr. Noble in consideration of their continuing Board service. The exercise price of all such options is the fair market value on the date of grant.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The Compensation Committee of the Board of Directors is responsible for reviewing, recommending, and approving changes to the Company's compensation policies and programs. It is also the responsibility of the Committee to review and approve all compensation actions for the Chief Executive Officer and the other executive officers. Neither member of the Committee is a former or current officer or employee of FreeMarkets.

     The goals of the Company's compensation program are to align compensation with business objectives and performance, to enable the Company to attract, retain, and reward executive officers and other key employees who contribute to our short-term performance and our longer-term success and to motivate those officers and employees to enhance long-term stockholder value. To meet these goals, we have adopted a mix of the compensation elements of salary, bonus, and stock options.

     BASE SALARY. The Committee meets at least annually to review and approve each executive officer's salary for the ensuing year. When reviewing base salaries, the Committee considers the following factors: competitive pay practices, individual and executive leadership team performance against goals, level of responsibility, breadth of knowledge, and prior experience. The relative importance of these factors varies, depending on the particular individual whose salary is being reviewed. To provide the Committee with more information for making compensation decisions, the Committee has engaged Towers Perrin to provide advice and benchmarking comparison information regarding compensation in comparable companies in the technology industry and for companies generally comparable to the Company in revenues. The Committee's objective in setting base salary is generally to pay salaries at a level at or above the 75th percentile of generally comparable companies. In 2000, the Committee increased the salary levels of the executive officers to a level closer to that percentile, and believes that base salary levels for the Company executive officers as a group were approximately at that level in 2001.

     BONUS. The bonus program is a discretionary program for our executive officers and other key employees. The Committee meets in the first quarter following the year for which the awards are to be made to determine the amounts of the bonuses. Each bonus award depends on the extent to which business and individual performance objectives are achieved. The Company's objectives consist of operating, strategic, and financial goals that are considered to be critical to its fundamental long-term goal of building stockholder value. Based on the Company's growth in revenue and fees and in operating earnings in 2001, and on the individual achievements of each of the members of the executive leadership team, the Committee determined to award each of the four executive officers bonuses equal to 60% of their base salaries in 2001. These bonuses were paid in March 2002.

     STOCK OPTIONS. The Company's stock option plan is designed to provide employees with an opportunity to share, along with the stockholders, in the Company's long-term performance. Initial grants of stock options are generally made to eligible employees upon commencement of employment, with additional grants being made to certain employees periodically or following a significant change in job responsibility, scope, or title. Stock options under the option plan generally vest over a five-year period and expire ten years from the date of grant. The exercise price of our options is usually 100% of the fair market value of the Common Stock on the date of grant.

     Factors considered in determining the size of stock option grants include the salary, role, and performance level of each participant. Grants also take into consideration the approximate market price of the stock at the time of grant. Our philosophy is to use stock option grants to our executive leadership team to align their interests with the interests of our stockholders. In January 2001, we granted options to each member of our executive leadership team as part of our evaluation of their performance in 2000 and as an incentive to continue to create long-term stockholder value. In June 2001, we granted additional options to Joan Hooper and David McCormick in recognition of their enhanced management responsibilities in the Company.

     The Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code which imposes a limit on tax deductions for annual compensation in excess of $1,000,000 paid to any of the five most highly compensated executive officers, which is not "performance-based" in accordance with certain require-ments. The Compensation Committee does not believe that this limitation will apply to the Company in 2002 because the Second Amended and Restated Stock Incentive Plan has been designed to qualify options awarded to executive officers as "performance-based" compensation that is excluded from the $1,000,000 limitation.

     CHIEF EXECUTIVE OFFICER COMPENSATION. The Committee used the same procedures described above in setting the annual salary and bonus, and stock option awards for our Chief Executive Officer, Glen T. Meakem. In considering Mr. Meakem's salary, the Committee decided, and Mr. Meakem agreed, that even though his base salary, unlike that of the other members of the executive leadership team, was below the 75th percentile for comparable companies, to provide only a modest increase. The reason for this decision was Mr. Meakem's view that the Company's executive leadership functions as a team and he, as the leader of the team, should not receive a salary increase that was disproportionately high in relation to other members of the team. In considering Mr. Meakem's bonus, the Committee considered the factors described above, as well as his critical contributions to the strategic development, vision, and leadership of the Company.

DAVID A. NOBLE, CHAIRMAN                                      DR. ERIC C. COOPER

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

     The following line graph compares the cumulative total stockholder return among our Common Stock between December 10, 1999 (the date our Common Stock began public trading) and December 31, 2001, with the cumulative total return of the Nasdaq Composite Index and the Morgan Stanley High Tech Index over the same period. The graph assumes a $100.00 investment as of December 10, 1999 in our Common Stock, the Nasdaq Composite and the Morgan Stanley High Tech Index and assumes the reinvestment of dividends, if any.

            COMPARISON OF CUMULATIVE TOTAL RETURN AMONG THE COMPANY,
       THE NASDAQ COMPOSITE INDEX AND THE MORGAN STANLEY HIGH TECH INDEX

                                                                                                        MORGAN STANLEY HIGH TECH
                                                       FREEMARKETS           NASDAQ COMPOSITE INDEX               INDEX
                                                       -----------           ----------------------     ------------------------
12/99                                                       100                         100                         100
3/00                                                      43.21                      126.33                       61.28
6/00                                                      16.94                      109.56                       58.63
9/00                                                       20.4                      101.46                       54.88
12/00                                                      6.79                       68.26                       38.55
3/01                                                        3.4                       50.83                       30.24
6/01                                                       7.14                       59.67                       33.35
9/01                                                       3.78                       41.41                       21.52
12/01                                                      8.56                       53.87                       29.26

     Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that might incorporate this Proxy Statement or future filings made by us under those statutes, the Report of the Compensation Committee and Stockholder Return Performance Graph shall not be deemed filed with the SEC and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by us under those statutes.

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The Audit Committee of the Board of Directors is responsible for reviewing the Company's financial reporting process on behalf of the Board. In addition, the Committee recommends to the Board the selection of the Company's independent public accountants.

     Management is responsible for the Company's internal controls and the financial reporting process. The independent public accountants are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committee's responsibility is to oversee these processes.

     In this context, the Committee has met and held discussions with management and PricewaterhouseCoopers, our independent public accountants. Management represented to the Committee that the Company's financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the audited financial statements with management and the independent public accountants. The Committee discussed with the independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     In addition, the Committee has discussed with the independent public accountants the auditor's independence from the Company and its management and has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as it has been modified or supplemented.

     The Committee discussed with the Company's independent public accountants the overall scope and plans for their audits. The Committee meets with the independent public accountants, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

     Based upon the Committee's discussions with management and the independent public accountants and the Committee's review of the representations of management and the report of the independent public accountants to the Committee, the Committee recommended that the Board include the audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 to be filed with the Securities and Exchange Commission.

THOMAS J. MEREDITH, CHAIRMAN          DR. ERIC C. COOPER          DAVID A. NOBLE

                   RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

GENERAL

     We have selected PricewaterhouseCoopers as our independent public accountants for the year ending December 31, 2002. Representatives of PricewaterhouseCoopers will be present at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so. They will also be available to respond to appropriate questions.

AUDIT FEES

     Aggregate audit fees for professional services rendered by PricewaterhouseCoopers in connection with its audit of the Company's consolidated financial statements as of and for the year ended December 31, 2001 and its limited reviews of the Company's unaudited condensed consolidated interim financial statements were $239,500.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     During the year ended December 31, 2001, PricewaterhouseCoopers rendered no professional services to the Company in connection with the design and implementation of financial information systems.

ALL OTHER FEES

     In addition to the fees described above, aggregate fees of $1,756,100 were billed by PricewaterhouseCoopers during the year ended December 31, 2001, primarily for the following professional services:

Audit-related services (a)..................................   $825,300
Income tax compliance and related tax services..............   $930,800

---------------

(a) Audit related services include fees for due diligence related to acquisitions, consents required for registration statements, audits of the Company's employee benefit plans and financial statements of certain foreign subsidiaries for statutory purposes.

                             CERTAIN RELATIONSHIPS

     In October 2000, we entered into a three-year Service and Market Access Agreement with United Technologies (as amended, the "Agreement"), effective January 1, 2001. Pursuant to the Agreement, FreeMarkets provides access to FreeMarkets' sourcing software and service solutions. United Technologies invested $20,938,000 in FreeMarkets in September 1999 and, as of December 31, 2001, owns 5.0% of our outstanding common stock. Revenues from United Technologies in 2001 were $8,341,000.

                                 OTHER MATTERS

     We know of no other matters to be brought before the Annual Meeting except as set forth in the accompanying Notice. If any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy will vote on these matters in accordance with their discretion.

                           2003 STOCKHOLDER PROPOSALS

     If you would like to submit a proposal for inclusion in the proxy statement relating to our Annual Meeting in 2003, the proposal must be received by the Secretary, FreeMarkets, Inc., FreeMarkets Center, 210 Sixth Avenue, Pittsburgh, Pennsylvania 15222 on or before December 20, 2003, and the proposal must otherwise comply with Rule 14a-8 promulgated under the Exchange Act.

     In addition, our Bylaws require that stockholders intending to nominate persons for election to the Board of Directors or to bring any business before an annual meeting of stockholders must give notice to the Secretary of the Company not more than 90 days nor less than 60 days prior to the anniversary of the date on which the Company first mailed materials regarding the prior year's annual meeting, which mailing date is identified on the Chairman's letter at the front of this Proxy Statement. To be in proper form, a request to nominate a person for election as a director must set forth, as to each proposed nominee, the nominee's age, business address, residence address, principal occupation or employment, the number of shares of Common Stock beneficially owned by such person, and such other information related to such person as is required to be disclosed by applicable law. To propose business for an annual meeting, a stockholder must specify in writing the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made. Any such advance notice also must contain, as to the stockholder giving the notice and the beneficial owner, if any, or whose behalf the nomination or proposal is made, the name and address of such stockholder, as they appear on the Company's books, and such beneficial owner and the class and number of shares that are owned beneficially and held of record by such stockholder and such beneficial owner. Stockholders must notify the Company in writing, in accordance with the procedures set forth above, of any nomination or stockholder-proposed business no earlier than January 19, 2003 and no later than February 18, 2003 in order for it to be brought before the 2003 Annual Meeting.

                                          By Order of the Board of Directors,

                                          /s/ Joan S. Hooper

                                          JOAN S. HOOPER
                                          Executive Vice President, Chief
                                          Financial Officer,
                                          Secretary and Treasurer

                               FREEMARKETS, INC.
                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                            Omni William Penn Hotel
             530 William Penn Place, Pittsburgh, Pennsylvania 15219
                  TUESDAY, MAY 21, 2002--9:00 AM (LOCAL TIME)


The undersigned stockholder of FreeMarkets, Inc. (the "Company") hereby appoints Glen T. Meakem and Joan S. Hooper, and each of them singly, as attorneys and proxies of the undersigned, with full power of substitution to each of them, to represent the undersigned stockholder and vote all shares of Common Stock, par value $0.01 per share, of the Company which the undersigned stockholder would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company, to be held on Tuesday, May 21, 2002, at 9:00 a.m. (local time), at the Omni William Penn Hotel, Pittsburgh, Pennsylvania 15219, and at any adjournments or postponements thereof, as follows:

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given when the duly executed proxy is returned, such shares will be voted "FOR" the election of the nominees specified in Item 1. This proxy also will be voted in the discretion of the holders hereof upon such other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof.

THIS PROXY IS CONTINUED ON THE REVERSE SIDE. PLEASE SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

[ ] PLEASE MARK
    YOUR VOTES
    AS THIS



PROPOSAL 1: Election            [ ] FOR             [ ]  WITHHOLD
of the following                                     Authority to Vote         NOMINEES: Glen T. Meakem
nominees as                                          for All Nominees                    David J. Becker
Class III Directors:


The Board of Directors unanimously recommends a vote FOR both nominees.
Authority withheld for the following only: (write the name(s) of the nominee(s) on the line below)



-------------------------------------------------------------------------



SIGNATURE(S) ---------------------------------------- DATE: --------------, 2002


(Please mark your vote, date and sign as your name appears above and return this proxy in the enclosed envelope. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporate name, indicate title as duly authorized officer.)